Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



Cubic Energy, Inc.



We hereby consent to the use in the Form 10-KSB filing of our report dated September 26, 2007, relating to the balance sheet of Cubic Energy, Inc. as of June 30, 2007 and 2006, and the related statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended June 30, 2007, which are contained in that filing.



PHILIP VOGEL & CO., PC

/s/ Philip Vogel & Co., PC
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Dallas, Texas
September 27, 2007